UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement pursuant to Section 14(a) of the
Securities Exchange Act of 1934
Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12
Freedom Holding Corp.
(Name of Registrant as Specified in Its Charter)
------------------------------------------------------------
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Freedom Holding Corp.
“Esentai Tower” BC, Floor 7
77/7 Al Farabi Ave.,
Almaty, 050040, Republic of Kazakhstan

SUPPLEMENT NO. 1 TO PROXY STATEMENT FOR FREEDOM HOLDING CORPORATION
2023 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
NOVEMBER 7, 2023
AT 8:30 P.M. EAST KAZAKHSTAN TIME (“EKT”) (9:30 A.M. EASTERN STANDARD TIME (“EST”))
Dated November 3, 2023

This Supplement No. 1 to the Definitive Proxy Statement (such Definitive Proxy Statement, the “Proxy Statement”) of Freedom Holding Corp., a Nevada corporation (“the “Company”), filed on Schedule 14A with the Securities and Exchange Commission on September 11, 2023 in connection with the Company’s 2023 annual meeting of stockholders or any adjournment or postponement thereof (the “Annual Meeting”) is being filed for the purpose of clarifying the time for the Annual Meeting.

As set out in the Proxy Statement, the Annual Meeting will be held virtually on November 7, 2023, at 8:30 p.m. EKT. The Proxy Statement provides the Eastern Daylight Time (“EDT”) equivalent of such meeting time (10:30 a.m. EDT). However, prior to November 7, 2023, EST will have resumed in the Eastern time zone of the United States, and accordingly the Annual Meeting will be occur beginning at 9:30 a.m. EST.

Except as specifically revised by the information contained herein, this Supplement No. 1 does not modify, amend or otherwise affect any of the other information set forth in the Proxy Statement. This Supplement No. 1 should be read together with the Proxy Statement, and, from and after the date of this Supplement No. 1, any reference to the “Proxy Statement” shall be deemed to include the Proxy Statement as supplemented hereby.